Exhibit 23.1

12900 Hall Road, Suite 500
Sterling Heights, MI 48313-1153
Telephone 586-254-1040
Fax 586-254-1805
  Web www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-335613 and 333-22429) and Form S-8 (No. 333-63758, 333-81326, 333-128082, 333-178261 and 333-183312) of Guided Therapeutics, Inc. and Subsidiary of our report dated April 20, 2020, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2019.

/s/ UHY LLP
UHY LLP
Sterling Heights, Michigan
April 20, 2020